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                               EXHIBIT (8)(d)(2)

                FORM OF TERMINATION OF PARTICIPATION AGREEMENT
                            (ENDEAVOR SERIES TRUST)
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                     TERMINATION OF PARTICIPATION AGREEMENT

This TERMINATION OF PARTICIPATION AGREEMENT is made and entered into this 1/st/ day of May, 2002, among TRANSAMERICA LIFE INSURANCE COMPANY, formerly PFL Life Insurance Company, an Iowa corporation, AUSA LIFE INSURANCE COMPANY, INC., a New York company and PEOPLES BENEFIT LIFE INSURANCE COMPANY, an Iowa corporation, (hereinafter the "Companies") on their own behalf and on behalf of their separate accounts, (hereinafter the "Account" or "Accounts"); ENDEAVOR SERIES TRUST, a Massachusetts business trust (hereinafter the "Fund"), and ENDEAVOR MANAGEMENT CO., a California corporation (hereinafter the "Manager").

WHEREAS, the Companies, the Fund and the Manager entered into a Participation Agreement dated February 28, 1991, as amended on May 1, 1993, July 14, 1993, July 29, 1993, October 7, 1994, December 1, 1994, November 4, 1996, March 13, 1997, September 15, 1997, October 13, 1997, June 12, 1998, June 26, 1998, June
1, 1999, September 27, 1999, and September 1, 2000   (the "Participation
Agreement");

WHEREAS, the Companies, the Fund and the Manager desire to terminate the Participation Agreement;

WHEREAS, the Fund and the Manager desires to waive notice of such termination so as to make it effective on May 1, 2002;

WHEREAS, defined terms used in this instrument have the same meaning as defined in the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Companies, the Fund, and the Manager agree as follows:

     The Participation Agreement is hereby terminated effective May 1, 2002. The Fund and the Manager hereby waive their right to receive six (6) month advance written notice of this termination.

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA LIFE                      ENDEAVOR SERIES TRUST
INSURANCE COMPANY

By:__________________________          By:_____________________________

Name:________________________          Name:___________________________

Title:_______________________          Title:__________________________
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ENDEAVOR MANAGEMENT CO.                AUSA LIFE INSURANCE COMPANY, INC.

By:__________________________          By:_____________________________

Name:________________________          Name:___________________________

Title:_______________________          Title:__________________________


PEOPLES BENEFIT LIFE
INSURANCE COMPANY

By:__________________________

Name:________________________

Title:_______________________